UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2020

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35092	02-0478229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5505 Endeavor Lane

Madison, WI 53719

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (608) 284-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EXAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

8.01	Other Events.

On October 27, 2020, Exact Sciences Corporation, a Delaware corporation (“Exact Sciences”), entered into securities purchase agreements with a limited number of institutional investors for the registered direct offering of an aggregate of 8,605,483 shares of Exact Sciences’ common stock, par value $0.01 per share (the “Shares”), at a purchase price of $101.00 per Share (the “Registered Direct Offering”).  The gross proceeds of the Registered Direct Offering are expected to be approximately $869.2 million, before deducting the estimated offering expenses of approximately $3.2 million. The closing of the Registered Direct Offering is expected to occur on or about October 29, 2020.

The Shares were offered by Exact Sciences pursuant to an automatically effective shelf registration statement on Form S-3ASR, which was originally filed with the Securities and Exchange Commission on June 1, 2020 (File No. 333-238845). The Company filed a final prospectus supplement in connection with the Registered Direct Offering on October 27, 2020.

In connection with the Registered Direct Offering, the Company is filing the opinion and consent of its counsel, K&L Gates LLP, regarding the validity of the securities being registered as Exhibits 5.1 and 23.1, respectively, hereto.

On October 27, 2020, the Company issued a press release announcing the Registered Direct Offering. A copy of the press release is attached as Exhibit 99.1 hereto.

9.01	Financial Statements and Exhibits

Exhibit No.	Exhibit Description

5.1	Opinion of K&L Gates LLP.

23.1	Consent of K&L Gates LLP (included in Exhibit 5.1).

99.1	Press Release, dated as of October 27, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: October 27, 2020	By:	/s/ Jeffrey T. Elliott
Jeffrey T. Elliott
Chief Financial Officer